UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 15, 2007

MERRIMAC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-11201 (Commission File Number)	22-1642321 (I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey (Address of principal executive offices)	07006 (Zip Code)

Registrant’s telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2007, Merrimac Industries, Inc. (the “Company”) entered into the First Amendment (“First Amendment”) to the Revolving Credit, Term Loan and Security Agreement (“Loan Agreement”), dated as of October 18, 2006, with North Fork Bank (“NFB”). The First Amendment (i) eliminates the fixed charge coverage ratio covenant for the quarter ending June 30, 2007, (ii) adds a covenant related to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the four quarters ending June 30, 2007 to require the Company to achieve a minimum level of EBITDA, and (iii) modifies the fixed charge coverage ratio covenant for periods after the quarter ending June 30, 2007.

The foregoing description of the First Amendment is qualified in its entirety by the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 is incorporated into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.
10.1	First Amendment, dated as of May 15, 2007, to the Revolving Credit, Term Loan and Security Agreement, dated as of October 18, 2006, by and between Merrimac Industries, Inc. and North Fork Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.
	By:	/s/ Robert V. Condon
	Name:	Robert V. Condon
	Title:	Vice President, Finance
and Chief Financial Officer

Date: May 15, 2007